UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 30, 2015

Ryder System, Inc.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11690 NW 105th Street Miami, Florida	33178
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (305) 500-3726

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 30, 2015, Ryder System, Inc. (the “Company”) and certain of its subsidiaries entered into Amendment No. 3 (the “Amendment”) to the Company’s Amended and Restated Global Revolving Credit Agreement, dated as of June 8, 2011, as amended (the “Credit Agreement”), by and among the Company, certain of its subsidiaries and the financial institutions and other lenders named therein, including Bank of America, N.A, as administrative agent for the lenders, Royal Bank of Canada, as Canadian agent for the lenders, the Royal Bank of Scotland PLC, as United Kingdom agent for the lenders, Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting as joint lead arranger and sole book runner and with The Bank of Tokyo-Mitsubishi UFJ, Ltd., Mizuho Bank, Ltd., RBS Securities Inc., Wells Fargo Securities, LLC, RBC Capital Markets, U.S. Bank, National Association and BNP Paribas, acting as joint lead arrangers, together with Merrill Lynch, Pierce, Fenner & Smith Incorporated. The Amendment increases the total commitments under the Company’s existing five-year syndicated global revolving credit facility from $900 million to $1.2 billion and extends the maturity date of the existing facility from October 2018 to January 2020.

Amounts borrowed under the Credit Agreement are unsecured and repayable at maturity on January 30, 2020. The maximum amount of outstanding borrowings and letters of credit permitted at any one time under the Credit Agreement is $1,200,000,000. The proceeds of the Credit Agreement are to be used for working capital and other general corporate purposes of the Company and its subsidiaries.

Pursuant to the terms of the Amendment, the interest rate on borrowings under the credit facility will be based, at the Company's option, on LIBOR, EURIBOR, prime rate, federal funds effective rate or local equivalent rates plus, in each case, a margin based on the Company's credit rating. In addition, the Amendment establishes the annual facility fees, which range from 7.5 basis points to 25 basis points, that the Company will be required to pay the lenders based upon the Company's credit rating.

The lenders and agents (and their respective affiliates) have provided investment banking, cash management, underwriting, lending, commercial banking, leasing, foreign exchange, trust or other advisory services to the Company and its subsidiaries and affiliates. These parties received customary compensation for these services.

Except as described in this Current Report on Form 8-K, the material terms of the Credit Agreement remain unchanged.

Item 2.03 Creation of a Direct Financial Obligation

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit 10.1
Amendment No. 3 to that certain Amended and Restated Global Revolving Credit Agreement, dated as of January 30, 2015, by and among Ryder System, Inc., certain Ryder subsidiaries, and the lenders and agents named therein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
RYDER SYSTEM, INC.

By:	/s/ Art A. Garcia Name: Art A. Garcia Title: Executive Vice President and Chief Financial Officer
Date: February 2, 2015